SYS Contact: Edward M. Lake Chief Financial Officer 858-715-5500 Email: investmentinfo@systechnologies.com	Investor Contact: Moriah Shilton Lippert/Heilshorn & Associates 415-433-3777 Email: mshilton@lhai.com

SYS TECHNOLOGIES ANNOUNCES PRELIMINARY THIRD QUARTER FISCAL 2007 RESULTS

SAN DIEGO, CA - May 3, 2007 - SYS Technologies, Inc. (“SYS”) (AMEX: SYS) a leading provider of information connectivity solutions that enable situational awareness and real-time collaboration, announced its preliminary expectations for third quarter fiscal 2007 results.

For the third-quarter ended March 30, 2007, the company anticipates revenues to range between $18.5 million and $19.0 million and expects to report a net loss between $0.05 per share and $0.07 per share, according to generally accepted accounting principles (GAAP). This compares to guidance given on February 12, 2007 of revenue to be approximately $20 million for the fiscal third quarter 2007.

“The timing of products sales can significantly impact our results, and delays in planned purchases from major customers are expected to negatively impact our revenue for the fiscal third quarter,” said Cliff Cooke, president and chief executive officer of SYS. “Although disappointed in the near-term delay, we do expect a significant portion of these purchases to occur during our fourth quarter. Therefore, we believe we can achieve fiscal year revenue of a range between $73 million and $75 million. We also continue to expect we will be breakeven in our fourth quarter and are positioning the company to achieve consistent profitability as we move into fiscal 2008.”

SYS cautions these anticipated results are preliminary, based on the best information currently available, and subject to the closing of its financial records, customary quarterly accounting procedures and the completion of our auditors’ review procedures. The company plans to report its final results for the third-quarter of fiscal 2007 on May 14, 2007 and will provide a detailed business outlook at that time. SYS management will host a conference call on Monday, May 14 at 11:00 a.m. EST (8:00 a.m. PST) to discuss its financial results for the recent quarter and to answer questions. Participating in the call will be Cliff Cooke, chief executive officer, and Ed Lake, chief financial officer.

To participate in the live call, please dial (866) 277-1184 from the US or, for international callers, please dial (617) 597-5360 passcode #39733726, approximately 15 minutes before the start time. A telephone replay will be available for two weeks by dialing (888) 286-8010 from the US, or (617) 801-6888 for international callers, and entering passcode #37418923. To listen to the conference call live via the Internet, visit SYS' web site at www.systechnologies.com. Please go to the web site 15 minutes prior to its start to register, download, and install the necessary audio software. A replay will be available on SYS' web site for two weeks.

About SYS

SYS (AMEX: SYS), is a leading provider of information connectivity solutions that capture, analyze and present real-time information to our customers in the Department of Defense, Department of Homeland Security, other government agencies and to commercial companies. Using interoperable communications software, sensors, digital video broadcast and surveillance technologies, wireless networks, network management, decision-support tools and Net-centric technologies, our technical experts enhance complex decision-making. We also provide solution lifecycle support with program, financial, test and logistical services and training. Founded in 1966, SYS is headquartered in San Diego and has principal offices in California and Virginia. For additional information, visit www.systechnologies.com.

Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although SYS believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public markets and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company, including risks that are disclosed in the Company’s Securities and Exchange Commission filings.